UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 26, 2017 (July 25, 2017)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Halamish Street

Caesarea Industrial Park

3088900, Israel

(Address of Principal Executive Offices)

972-4-770-4055

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Execution of Amended and Restated Employment Agreement with Erez Raphael, Chief Executive Officer

On July 25, 2017, DarioHealth Corp., or the Registrant, through its Israeli subsidiary, LabStyle Innovation Ltd., executed an Amended and Restated Employment Agreement, or the Amended Employment Agreement, with its Chief Executive Officer and Chairman of the Board of Directors, Erez Raphael.

Pursuant to the Amended Employment Agreement, Mr. Raphael will keep his current monthly salary of NIS 80,000, (approximately $22,415 based on the exchange rate reported by the Bank of Israel on the date of this report), and shall be eligible for an annual bonus equal to up to 60% of his annual base salary.

During the fiscal year ended December 31, 2016, Mr. Raphael agreed to a waiver of approximately 42% of his cash salary, pursuant to the Registrant’s shares for salary program and its 2012 Equity Incentive Plan, and as a result Mr. Raphael received shares of common stock in lieu of a portion of his annual cash salary. The Registrant and Mr. Raphael intend to continue this arrangement in 2017 and it is currently expected that Mr. Raphael will waive approximately 45% of his cash salary in exchange for stock during the 2017 fiscal year.

The Amended Employment Agreement’s term, or the Term, expires on February December 31, 2020. In the event the Amended Employment Agreement is terminated by the Registrant at will, by Mr. Raphael for good reason as provided thereby, or in conjunction with a change of control of the Registrant, Mr. Raphael shall be entitled to receive 24 months base salary and severance payment pursuant to applicable Israeli severance law, provided, however that in the event such termination occurs during the final year of the Term, or within the last 6 months of a renewal period of the Term, Mr. Raphael shall be entitled to receive 12 months base salary and severance payment pursuant to applicable Israeli severance law. In the event the Amended Employment Agreement is terminated by the Registrant for cause, Mr. Raphael will only be entitled to severance payment under applicable Israeli severance law. Mr. Raphael’s employment agreement also includes a one year non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions to the Registrant. Under the terms of the agreement, Mr. Raphael is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, contributions to a manager’s insurance policy and study fund and car and mobile phone allowances.

The description of the Amended Employment Agreement is qualified in its entirety by reference to the complete text of the Amended Employment Agreement which has been filed with this Current Report on Form 8-K as Exhibit 10.1.

Appointment of Dror Bacher as Chief Operating Officer

On July 25, 2017, the Registrant appointed Dror Bacher, 43, as its Chief Operating Officer.

Dror Bacher has served as the Registrant’s Vice President of Research and development as well as Vice President of Operations since 2013 where he has worked on product development as well as building a scalable supply chain. Mr. Bacher has over 18 years of experience in various technological companies and his expertise includes product management, product development and business operations in multi disciplinary environments.  Between 2008 and 2013, Mr. Bacher Served in several leadership roles at Amdocs Limited (NYSE:DOX), including working as a part of the Chief Technology Office, managing enterprise development. programs for a variety of software products associated with service delivery, as well as serving as head of process Prior to Amdocs, Mr. Bacher served in a senior role at Tower Semiconductor (NASDAQ:TSEM),  the global specialty foundry leader for IC manufacturing, where he was responsible for business operations and commercialization expansion. Mr. Bacher holds a B.Sc. in computer science and an MBA degrees from Haifa University.

In connection with Mr. Bacher’s appointment, the Registrant agreed to pay Mr. Bacher an annual base salary of NIS 59,000 (approximately $16,531 based on the exchange rate reported by the Bank of Israel on the date of this report), effective as of August 2017. Pursuant to Mr. Bacher’s existing personal employment agreement as amended, or the Bacher Employment Agreement, either the Registrant or Mr. Bacher may terminate the Bacher Employment Agreement upon thirty days notice, provided, however, that in the event of a termination for cause, Mr. Bacher’s employment may be terminated immediately. The Bacher Employment Agreement also includes a twelve (12) month non-competition and non-solicitation provision, certain confidentiality covenants and assignment of any of his company-related inventions to the Registrant. Under the terms of the Bacher Employment Agreement, Mr. Bacher is entitled to certain expense reimbursements and other standard benefits, including vacation, sick leave, life and disability insurance and car and mobile phone allowances. In addition, in conjunction with his appointment as Chief Operating Officer, the Registrant issued Mr. Bacher 10,000 shares of common stock, and 10,000 options that will vest in 12 equal quarterly installments over a three-year period with an exercise price of $2.46 per share, all issued pursuant to the Registrant’s Amended and Restated 2012 Equity Incentive Plan.

During the fiscal year ended December 31, 2016, Mr. Bacher agreed to waive approximately 19% of his cash salary pursuant to the Registrant’s shares for salary program and its 2012 Equity Incentive Plan, and as a result Mr. Bacher received shares of common stock in lieu of a portion of his annual cash salary. The Registrant and Mr. Bacher intend to continue this arrangement in 2017, and it is currently expected that the increase in Mr. Bacher’s salary, from NIS 48,000 (approximately $13,449 based on the exchange rate reported by the Bank of Israel on the date of this report) to NIS 59,000, will be paid to him in stock throughout the remainder of 2017, such that Mr. Bacher will waive approximately 24% of his annual cash salary during the 2017 fiscal year.

There are no transactions in which Mr. Bacher has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The description of the Bacher Employment Agreement is qualified in its entirety by reference to the complete text of the Bacher Employment Agreement which has been filed with this Current Report on Form 8-K as Exhibit 10.2.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement, dated as of July 25, 2017, between Erez Raphael and LabStyle Innovation Ltd.

10.2	Employment Agreement, dated as of September 22, 2013, and as amended on August 1, 2014, April 27, 2015 and May 1, 2016, between Dror Bacher and Labstyle Innovation Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2017	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
		Name:	Zvi Ben David
		Title:	Chief Financial Officer, Treasurer and Secretary